                                                                EXHIBIT 99.26



                                                                 CONFORMED COPY


       ==================================================================


                               U.S. $100,000,000


                     STANDBY NOTE PURCHASE CREDIT FACILITY

                         DATED AS OF SEPTEMBER 12, 1997

                                     Among

                           THE DETROIT EDISON COMPANY

                                      and

                           THE BANKS SIGNATORY HERETO

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                      and

                           CITICORP SECURITIES, INC.
                                      and
                              LEHMAN BROTHERS INC.
                             as Remarketing Agents

                      ------------------------------------


                             CHASE SECURITIES INC.,
                                  as Arranger

       ==================================================================

                               TABLE OF CONTENTS

                                                                                                                    PAGE


                                                             ARTICLE I.
                                                  DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . .  2

SECTION 1.01.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
SECTION 1.02.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 1.03.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                                            ARTICLE II.
                                         COMMITMENTS; FAILED REMARKETINGS; PURCHASED NOTES  . . . . . . . . . . . . 10

SECTION 2.01.  The Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 2.02.  Reduction of the Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.03.  Failed Remarketings; Purchases of Purchased Notes; Grant of
               Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.04.  Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.05.  Company Mandatory and Optional Repurchase of Purchased Notes . . . . . . . . . . . . . . . . . . . . 12
SECTION 2.06.  Remarketing of Purchased Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                                            ARTICLE III.
                                                 AMOUNTS AND TERMS OF THE ADVANCES. . . . . . . . . . . . . . . . . 14

SECTION 3.01.  Making the Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 3.02.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.03.  Repayment; Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.04.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 3.05.  Conversion of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 3.06.  Increased Costs; Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 3.07.  Additional Interest on Eurodollar Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 3.08.  Interest Rate Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 3.09.  Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 3.10.  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 3.11.  Funding Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 3.12.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                                            ARTICLE IV.

                                                       CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . 21

SECTION 4.01.  Condition Precedent to Initial Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 4.02.  Conditions Precedent to Each Borrowing and Conversion  . . . . . . . . . . . . . . . . . . . . . . . 22

                                                                                                                           PAGE
                                                             ARTICLE V.
                                                   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 5.01.  Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                                            ARTICLE VI.
                                                      COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 6.01.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 6.02.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                                          ARTICLE VII.EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . 31

SECTION 7.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 7.02.  Upon an Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                                           ARTICLE VIII.
                                                      THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 8.01.  Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 8.02.  Administrative Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 8.03.  The Chase Manhattan Bank and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 8.04.  Bank Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 8.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 8.06.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                                                            ARTICLE IX.
                                                      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 9.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 9.02.  Notices, Etc.37
SECTION 9.03.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 9.04.  Costs, Expenses, Taxes and Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 9.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 9.06.  Binding Effect; Assignments; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 9.07.  Eligible Bank Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                                                                                                            PAGE

SECTION 9.08.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 9.09.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

Schedule I - List of Domestic Lending Offices and Eurodollar Lending Offices

Exhibit A - Form of Notice of Failed Remarketing and Borrowing Request

Exhibit B - Form of Assignment and Acceptance Agreement

Exhibit C - Form of Opinion of Counsel to the Company

                                  STANDBY NOTE
                            PURCHASE CREDIT FACILITY

                         Dated as of September 12, 1997


         THE DETROIT EDISON COMPANY, a Michigan corporation (the "COMPANY"), the banks (the "BANKS") listed on the signature pages hereof, THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT") for the Banks hereunder, and CITICORP SECURITIES, INC., and LEHMAN BROTHERS INC., each as a Remarketing Agent (as hereinafter defined), agree as follows:

                             PRELIMINARY STATEMENT

         The Company expects to remarket $100,000,000 aggregate principal amount of its Multi-Mode Remarketed Secured Notes (the "NOTES") issued pursuant to a Collateral Trust Indenture, dated as of June 30, 1993 as supplemented by a First Supplemental Indenture, dated as of June 30, 1993, a Second Supplemental Indenture, dated as of September 15, 1993, as amended by the First Amendment to the Second Supplemental Indenture, dated as of August 15, 1996, a Third Supplemental Indenture, dated as of August 15, 1994, as amended by the First Amendment to the Third Supplemental Indenture, dated as of December 12, 1995, a Fourth Supplemental Indenture, dated as of August 15, 1995, and a Fifth Supplemental Indenture, dated as of February 1, 1996 (together, the "NOTE INDENTURE"), between the Company and Bankers Trust Company, as trustee. Pursuant to the Note Indenture, the Notes are and continue to be secured by general and refunding mortgage bonds of the Company (the "PLEDGED BOND"), which were issued pursuant to the Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and Bankers Trust Company, as amended and supplemented by various supplemental indentures, including that certain Supplemental Indenture creating the Pledged Bond, dated as of August 15, 1994 (as so amended and supplemented, and as further amended and supplemented from time to time, the "MORTGAGE").

         Pursuant to the terms and conditions of the Note Indenture, the Notes may from time to time be tendered for purchase by the beneficial owners thereof (each a "BENEFICIAL OWNER"), and, if so tendered, will be remarketed in accordance with the terms and conditions of the Remarketing Agreement (as hereinafter defined). In order to assure that adequate liquidity is available in connection with the purchase upon tender and remarketing of the Notes, the Company has requested that the Banks establish the credit facility provided for hereunder for the making of Advances (as hereinafter defined) to the Remarketing Agents under the circumstances hereinafter described. All Advances will be utilized for the purchase of Notes which the applicable Remarketing Agent has been unable to successfully remarket, coincident with their tender by the holders thereof, in accordance with the terms of the Remarketing Agreement. Any Notes the purchase of which is funded with the proceeds of Advances will be purchased for the account of the Administrative Agent for the ratable benefit of the Banks, and will be registered with DTC (as hereinafter defined) in the name of the Administrative Agent or its nominee on behalf of the

Banks. Such Notes shall constitute Purchased Notes (as hereinafter defined) for all purposes of the Note Indenture, until such Notes are successfully remarketed or repurchased by the Company and the proceeds thereof are paid to the Administrative Agent for distribution to the Banks hereunder (all as provided herein and in the Note Indenture). The Company will be required to repurchase any Notes registered in the name of the Administrative Agent upon any termination of the credit facility established hereunder.

         The Banks are willing to make the Advances, and the Administrative Agent has agreed to act as agent for the Banks, on the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADVANCE" means an advance made by a Bank to any Remarketing Agent pursuant to Article III, and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "TYPE" of Advance.

         "AGREEMENT" means this Standby Note Purchase Credit Facility, as amended, modified, supplemented and in effect from time to time.

         "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "APPLICABLE MARGIN" means 0.60% per annum.

         "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                 (a) the rate of interest announced by The Chase Manhattan Bank at its principal office in New York City from time to time as its prime commercial lending rate; and

                 (b) 1/2 of one percent per annum above the Federal Funds Effective Rate in effect from time to time.

         Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the rates described in clause (i) or clause
(ii), above.

         "BASE RATE ADVANCE" means any Advance which bears interest as provided in Section 3.04(a).

         "BENEFICIAL OWNER" has the meaning specified in the Preliminary Statement.

         "BORROWING" means a borrowing under this Agreement, initially consisting of Base Rate Advances, but which subsequently may be Converted to Eurodollar Rate Advances. Each Borrowing shall consist of Advances made or Converted on the same day by the Banks.

         "BUSINESS DAY" means a day of the year other than a Saturday or Sunday on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "CODE" means the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder, each as amended, modified or supplemented from time to time; or any successor legislation.

         "COMMITMENT" has the meaning specified in Section 2.01.

         "CONSOLIDATED NET WORTH" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Company and its subsidiaries appearing on a consolidated balance sheet of the Company and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(h), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

         "CONVERSION", "CONVERT" and "CONVERTED" each refers to a conversion of Advances of one Type into another Type of Advances, or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances.

         "DEBT" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "DOMESTIC LENDING OFFICE" opposite its name on
Schedule I hereto or in the Assignment and Acceptance (substantially in the form of Exhibit B) pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "DTC" means The Depository Trust Company, as depositary of the Notes, or any successor entity acting as depositary of the Notes hereunder.

         "ELIGIBLE BANK" means a commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (i) obligations such as those hereunder of such Person are exempt from registration under the Securities Act of 1933, as amended, (ii) such Person shall have senior long term debt ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of this Agreement, and (iii) such Person shall have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency).

         "ENVIRONMENTAL EVENT" means (i) the generation, storage, disposal, removal, transportation or treatment of any "Hazardous Substances" (as defined in any applicable Environmental Laws, and including asbestos and materials containing asbestos) on any real property owned, occupied or operated by the Company or on real property adjoining or in the vicinity of such real property, which through soil or ground water migration could have come to be located at or on such Property owned, occupied or operated by the Company or any Person for whose conduct the Company is responsible (any or all of such other property being "other affected property"); (ii) the receipt by the Company of any notice or claim of any violation of any Environmental Law or of any action based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on any Property owned, occupied or operated by the Company or on any other affected property; or (iii) the presence or release of Hazardous Substances at or from any Property owned, occupied or operated by the Company or any other affected property that has resulted in contamination or deterioration of any portion of such Property in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction over the Company or any of such Property or other affected property.

         "ENVIRONMENTAL LAW" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any applicable successor provisions.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code or
Section 4001 of ERISA.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "EURODOLLAR LENDING OFFICE" opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office) or in the Assignment and Acceptance (substantially in the form of Exhibit B) pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "EURODOLLAR RATE" means, for any Interest Period for a Eurodollar Rate Advance resulting from the same Borrowing, an interest rate per annum calculated as of the first day of such Interest Period in the following manner:

                 (i) the Eurodollar Rate shall be the rate for deposits in U.S. dollars for a period equal to such Interest Period that appears on Telerate Page 3750 at approximately 11:00 A.M., London time, on the second Business Day prior to the first day of such Interest Period, or

                 (ii) if no rate appears on Telerate Page 3750 on such day, or if Telerate Page 3750 shall no longer exist, the Administrative Agent will determine the applicable Eurodollar Rate for such Interest Period by reference to the rate quoted by The Chase Manhattan Bank in the London interbank market for deposits in U.S. dollars in the London Interbank Market on the second Business Day prior to the first day of such Interest Period for a period equal to such Interest Period; provided, that if the Administrative Agent, in its sole discretion, determines that it is not reasonably practicable to determine a Eurodollar Rate for such Interest Period, then the Administrative Agent shall not determine such a Eurodollar Rate, and the provisions of Section 3.08 shall apply.

         "EURODOLLAR RATE ADVANCE" means an Advance which bears interest as provided in Section 3.04(b).

         "EVENT OF DEFAULT" has the meaning specified in Section 7.01.

         A "FAILED REMARKETING" shall be deemed to have occurred on any Interest Rate Adjustment Date (as defined in the Note Indenture) on which a Remarketing Agent (and Standby Remarketing Agent, if any), by 12:00 noon (New York City time), shall have failed to remarket, at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, any portion of the Notes tendered for purchase to such Remarketing Agent by the Beneficial Owners thereof on such date.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FISCAL YEAR" means the annual accounting period adopted by the Company.

         "GOVERNING BODY" of any specified Person means the board of directors or board of trustees of such Person or any duly authorized committee of that board, or if there shall be no board of trustees or board of directors, then the Person or body that pursuant to law or the organizational documents of such Person is vested with powers similar to those vested in a board of trustees or a board of directors, and, with respect to the Company, its Board of Directors.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau or court or other judicial or administrative tribunal having jurisdiction over the Administrative Agent, any Bank, any Remarketing Agent or the Company, or over any Property of the Company.

         "INTEREST PERIOD" means, for each Eurodollar Rate Advance resulting from the same Borrowing, the period commencing on the date of Conversion of a Base Rate Advance or Eurodollar Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Company may select; provided, however, that:

                 (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

                 (ii) the duration of any Interest Period which would otherwise end on a day later than the third Business Day following the last day of the sixth month following the date of the Borrowing resulting in such Eurodollar Rate Advance shall end on such day (such date the "REQUIRED CONVERSION DATE" for such Advance);

                 (iii) Interest Periods commencing on the same date for Eurodollar Advances resulting from the same Borrowing shall be of the same duration; and

                 (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which event the last day of such Interest Period shall occur on the next preceding Business Day.

         "INTEREST RATE ADJUSTMENT DATE" has the meaning specified in the Note Indenture.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

         "LIBOR RESERVE PERCENTAGE" of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "LIEN" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exception (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "MAJORITY BANKS" means at any time Banks holding at least 66-2/3% of the Commitments.

         "MAXIMUM RATE" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company as the maximum rate of interest payable by the Company hereunder.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

         "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NOTE" means any 1994 Series C Note Due 2034, issued by the Company pursuant to the Note Indenture, and initially sold by, to or through Morgan Stanley & Co. Incorporated or Lehman Brothers Inc.

         "NOTE INDENTURE" has the meaning specified in the Preliminary
Statement.

 "NOTICE OF FAILED REMARKETING AND BORROWING REQUEST" has the meaning specified in Section 3.01.

         "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Administrative Agent for the benefit of the Banks.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERCENTAGE" means, for any Bank on any date of determination, the percentage obtained by dividing such Bank's Commitment on such date by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.

         "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, government (or an agency or political subdivision thereof) or any entity of any kind.

         "PLAN" means an employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

         "PLAN TERMINATION EVENT" means (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "PLEDGED BOND" has the meaning specified in the Preliminary Statement.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PROSPECTUS" means the Prospectus relating to the Notes, dated August 17, 1994, as supplemented by the Prospectus Supplements, dated August 17, 1994 and December 19, 1995, and as further amended, supplemented or otherwise modified from time to time, together with the documents incorporated therein by reference.

         "PURCHASED NOTE" means any Note purchased by any Remarketing Agent with the proceeds of an Advance.

         "RELATED DOCUMENTS" means this Agreement, the Note Indenture, the Notes, the Remarketing Agreement, the Mortgage, and any other agreement or instrument relating hereto or thereto.

         "REMARKETING AGENT" means each Person serving in the capacity of Remarketing Agent pursuant to the Remarketing Agreement (including, without limitation, any Standby Remarketing Agent), which initially shall be Citicorp Securities, Inc. and Lehman Brothers Inc., and each such Person's successors and assigns.

         "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of September 15, 1997, as amended, supplemented or otherwise modified from time to time, among the Company, Citicorp Securities, Inc. and Lehman Brothers Inc., and any similar such agreement by the Company with any successor Remarketing Agent.

         "REQUIRED CONVERSION DATE" has the meaning specified in the definition of "Interest Period" set forth in this Section 1.01.

         "SECURITIES LAWS" means all Federal and state laws applicable to the sale of Notes or other securities, including, without limitation, the Securities Act of 1933, as amended, and all rules, regulations and administrative interpretations thereof; provided, however, that the term "Securities Laws" does not include the Glass-Steagall Act of 1933, as amended, or any rules, regulations or administrative interpretations thereof.

         "SENIOR SECURED INDEBTEDNESS" of the Company means mortgage bonds of the Company issued under the Mortgage or, if at any relevant time no such mortgage bonds shall be outstanding, senior debt of the Company outstanding at such time carrying the highest applicable ratings assigned by any nationally recognized rating organizations in the United States to any senior debt of the Company at such time.

         "STANDBY REMARKETING AGENT" means any Person designated as a Standby Remarketing Agent by the Company or otherwise serving in such capacity pursuant to the Remarketing Agreement.

         "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market).

         "TERMINATION DATE" means the earlier to occur of September 11, 1998, as such date may be extended pursuant to Section 2.04, and the date of termination in whole of the Commitments pursuant to Section 2.02(b) or 7.02.

         "UNREMARKETED NOTES" means any Notes tendered for remarketing, but not successfully remarketed, in connection with the occurrence of a Failed Remarketing.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated or defined herein. All accounting terms shall be construed taking into account changes in generally accepted accounting principles mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                                   ARTICLE II

               COMMITMENTS; FAILED REMARKETINGS; PURCHASED NOTES

         SECTION 2.01. THE COMMITMENTS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances for the account of the Company to one or more applicable Remarketing Agents for the purchase of Unremarketed Notes, as provided herein, from time to time on any Interest Rate Adjustment Date (as defined in the Note Indenture) during the period from the date hereof until the Termination Date in an aggregate amount that, when added to the aggregate outstanding principal amount of all Advances theretofore made by such Bank and the principal amount of all Purchased Notes then outstanding to such Bank, shall not exceed at any time outstanding the amount set opposite such Bank's name on Schedule I hereto, as such amount may be reduced pursuant to Section 2.02 (such Bank's "COMMITMENT"). Each Borrowing shall consist of Advances made or Converted on the same day by the Banks ratably according to their respective Commitments.

         SECTION 2.02. REDUCTION OF THE COMMITMENTS. (a) The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided, however, that any such partial reduction shall be in the aggregate amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof. Commitments terminated or reduced by the Company hereunder may not be reinstated.

         (b) The Administrative Agent shall promptly notify the Banks upon receipt of any notification from the Company of one or more amendments to or
modifications of any Related Documents.   Within ten Business Days following
receipt by the Banks of any such notification from the Administrative Agent, the Majority Banks may elect, upon 30 days' prior notice to the Company, to terminate in whole or reduce ratably in part their Commitments; provided, however, that any such partial reduction shall be in the aggregate amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof.

         SECTION 2.03. FAILED REMARKETINGS; PURCHASES OF PURCHASED NOTES; GRANT OF AUTHORITY. (a) The Company hereby irrevocably authorizes and directs each Remarketing Agent to (i) notify the Administrative Agent and the Company by 12:00 noon (New York City time) upon the occurrence of any Failed Remarketing involving Unremarketed Notes tendered to that Remarketing Agent, and (ii) request and receive the proceeds of Advances made by the Banks hereunder, and apply such proceeds for the purpose of purchasing such Unremarketed Notes at a price equal to 100% of the outstanding principal amount thereof. The authorization of each Remarketing Agent by the Company pursuant to this subsection is coupled with an interest and is irrevocable.

         (b) Upon (and only upon) receipt by the Trustee of (i) the proceeds of Advances and (ii) all accrued and unpaid interest, if any, due from the Company with respect to Unremarketed Notes subject to a Failed Remarketing, the applicable Remarketing Agent, in accordance with the terms and conditions of the Remarketing Agreement, will (A) make or cause the Trustee to make payment to the DTC Participant (as defined in the Note Indenture) of each tendering Beneficial Owner of such Unremarketed Notes, by book entry through DTC against delivery of such Beneficial Owner's tendered Notes, of the purchase price of such tendered Notes, and (B) arrange or cause the Trustee to arrange for the crediting through DTC for the account of the Administrative Agent (or such other account or accounts at DTC as the Administrative Agent may direct) of such Unremarketed Notes, which shall be registered in the name of the Administrative Agent or its nominee for the ratable benefit of the Banks, and which shall be Purchased Notes in accordance with the terms of this Agreement and the Note Indenture.

         SECTION 2.04. EXTENSION OF TERMINATION DATE. Unless the Commitments shall have been terminated in whole or an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and then be continuing, at least 30 days but not more than 60 days prior to the then-effective Termination Date, the Company, by written notice to the Administrative Agent, may request the Banks to consent to an extension of the Termination Date to the last Business Day occurring not more than 364 days after the Termination Date then in effect. Each Bank may, in its sole and absolute discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination not earlier than 30 days prior to the then-effective Termination Date. Failure by any Bank to respond by the tenth day prior to the then-effective Termination Date shall be deemed to be a denial of the Company's request by such Bank. If such request shall have been consented to by all of the Banks, the Administrative Agent shall notify the Company in writing of such Banks' unanimous consent, and such extension shall become effective upon the then-effective Termination Date if the Company shall have delivered (on or prior to the then- effective Termination Date) to the Administrative Agent and each Bank, a certificate, dated on or as of the then-effective Termination Date, of a duly authorized officer of the Company as to the accuracy, both before and after giving effect to such proposed extension, of the representations and warranties set forth in Section 5.01, and as to the absence, both before and after giving effect to such proposed extension, of any Event of Default or event which with the giving of notice of or the passage of time, or both, would constitute an Event of Default.

         SECTION 2.05. COMPANY MANDATORY AND OPTIONAL REPURCHASE OF PURCHASED NOTES.

         (a) On the Termination Date, whether scheduled or resulting from the termination in whole of the Commitments pursuant to Section 2.02(b) or 7.02, and on any date on which the interest rate applicable to any Advance would exceed the Maximum Rate pursuant to Section 3.04, the Company shall be required to purchase all outstanding Purchased Notes from the Banks; provided, however, if and for so long as (i) no Event of Default shall have occurred and be continuing and (ii) the interest rate applicable to any Advance shall not have exceeded the Maximum Rate, the Company may, by written notice delivered to the Administrative Agent no less than 5 Business Days prior to the Termination Date (which notice shall be promptly provided to each Bank by the Administrative Agent), extend, for a period of up to one year following the date of any Borrowing resulting in the purchase of Purchased Notes, the date for the performance of its obligation to purchase such Purchased Notes from the Banks under this subsection (a).

         (b) The Company may, at its option, purchase all outstanding Purchased Notes from the Banks at any time prior to being required to do so pursuant to clause (a) of this Section 2.05 upon written notice to the Administrative Agent not less than three (3) Business Days prior to the date of such purchase; provided, however, that no Bank shall be required to tender any Purchased Note to the Company for any such purchase unless (i) in the opinion of such Bank in its sole and absolute discretion, (A) such tender and purchase would not violate any material law, rule or regulation applicable to such Bank at the time of such tender and purchase and (B) such tender and purchase of such Purchased Notes will not violate any Securities Laws in effect at such time, and (ii) such Bank shall have received, in form and substance satisfactory to such Bank in its sole and absolute discretion, an opinion of counsel to the Company that all necessary actions shall have been taken in order that such tender and purchase will be in compliance with all applicable Securities Laws in effect at such time, and as to such other matters as such Bank may reasonably request.

         (c) Any purchase by the Company of Purchased Notes from the Banks pursuant to this Section 2.05 shall be made without recourse to or warranty from the Banks, for a price equal to 100% of the outstanding principal amount thereof plus (i) all accrued and unpaid interest, if any, thereon and (ii) any payment required to be made pursuant to Section 3.11. The payment of the purchase price for the Purchased Notes by the Company shall not be contingent on any receipt by the Company of the proceeds of any subsequent remarketing of such Purchased Notes. Such price shall be paid by crediting the account of the Administrative Agent at DTC (or such other account or accounts at DTC as the Administrative Agent may direct) with immediately available funds, in return for which the Administrative Agent or its nominee will instruct DTC to credit the account of the Company at DTC (or such other account or accounts at DTC as the Company may direct) with the Purchased Notes.

         SECTION 2.06. REMARKETING OF PURCHASED NOTES. Notwithstanding any provision of this Agreement, any Related Document, or any other agreement or instrument whatsoever to the contrary, no Bank shall be required to tender any Purchased Note to any Remarketing Agent for remarketing (and no Purchased Note shall be deemed to have been tendered to a Remarketing Agent for remarketing pursuant to the provisions of such Purchased Note or otherwise) unless, (i) in the opinion of such Bank in its sole and absolute discretion, (A) such tender and remarketing would not violate any material law, rule or regulation applicable to such Bank at the time of such tender and remarketing and (B) such tender and remarketing will not violate any Securities Laws in effect at such time, and (ii) such Bank shall have received, in form and substance satisfactory to such Bank in its sole and absolute discretion, an opinion of counsel to the Company that all necessary actions shall have been taken in order that such tender and remarketing will be in compliance with all applicable Securities Laws as in effect at such time and as to such other matters as such Bank may reasonably request. Each Bank shall promptly notify the Company and each Remarketing Agent upon its receipt in accordance with the preceding sentence of the required legal opinion. The Company hereby agrees
(1) to indemnify each Bank, its shareholders, affiliates, officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities and expenses that may be incurred by or asserted against any of such parties with respect to any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any offering document filed with the Securities and Exchange Commission or otherwise used in connection with the remarketing of Purchased Notes tendered by such Bank to the applicable Remarketing Agents and (2) in the event that the foregoing indemnification shall be unavailable under applicable Securities Laws, that the Company and such Bank shall each contribute to the satisfaction of any such claims, damages, losses, liabilities and expenses in proportion to their relative benefits received from the offering of the Notes (provided, that the relative benefits from any remarketing shall be deemed to be such that such Bank shall be responsible for that portion of the aggregate claims, damages, losses, liabilities and expenses represented by the ratio of the interest earned by such Bank on Purchased Notes included in such remarketing to the aggregate principal amount of all Notes outstanding at the time of such remarketing, and the Company shall be responsible for the balance). Nothing in this Section 2.06 shall in any way impair the Company's obligations to repurchase Purchased Notes pursuant to

Section 2.05(a), above.  The Company's indemnification obligations under this
Section 2.06 shall survive the repayment of all amounts owing to the Administrative Agent and the Banks under the Related Documents and the termination of the Commitments.

                                  ARTICLE III

                       AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 3.01. MAKING THE ADVANCES. (a) Each Borrowing shall consist solely of Base Rate Advances and shall be made on notice, given not later than 12:00 noon (New York City time) on the Interest Rate Adjustment Date of the proposed Borrowing, by the applicable Remarketing Agent to the Administrative Agent (with a copy to the Company), which shall give to each Bank prompt notice thereof by telephone or telecopier, telex or cable. Each such notice (a "NOTICE OF FAILED REMARKETING AND BORROWING REQUEST") shall be by telephone or telecopier, confirmed in writing, in substantially the form of Exhibit A hereto, and shall (i) specify the principal amount of Unremarketed Notes tendered to the applicable Remarketing Agent in the Failed Remarketing, (ii) confirm that the applicable Remarketing Agent has received, or has informed the Company of its need to receive, from the Company all accrued and unpaid interest on such Unremarketed Notes, and (iii) identify the requested date and aggregate amount of the requested Borrowing. Each Bank shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Domestic Lending Office to the Administrative Agent at its address referred to in Section 9.02, in same day funds, such Bank's ratable portion of such Borrowing. Subject to the fulfillment of the applicable conditions set forth in Article IV, promptly following receipt of such funds by the Administrative Agent, but no later than 3:00 p.m. (New York City time) on the date of such Borrowing, the Administrative Agent will transfer, in same-day funds, such funds to such account as may from time to time be identified in a notice delivered by the Trustee to the Administrative Agent (with copies of such notice to the Borrower and the Remarketing Agents).

         (b) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Remarketing Agent on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Remarketing Agent until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, the interest rate applicable at the time to the Purchased Notes purchased with the proceeds of the Advances comprising such Borrowing (or, if no Purchased Notes were purchased with such proceeds, the interest rate applicable at the time to Advances comprising such Borrowing), and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

         (c) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

         SECTION 3.02. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment from the date hereof, in the case of each Bank listed on the signature pages hereto, and from the effective date specified in the Assignment and Acceptance substantially in the form of Exhibit B hereto pursuant to which it became a Bank pursuant to Section
9.06 hereof, in the case of any other Bank, until the Termination Date, payable on the last day of each March, June, September and December during the term of such Bank's Commitment, commencing December 31, 1997, and on the Termination Date, at the rate of 0.10% per annum.

         (b) The Company agrees to pay the Administrative Agent, for its own account, such fees at such times and in such amounts as agreed upon in a letter agreement between the Company and the Administrative Agent (or as otherwise agreed in writing by the Company and the Administrative Agent from time to time). The fees described in this Section 3.02(b) shall not be refundable under any circumstances.

         SECTION 3.03. REPAYMENT; PREPAYMENTS. (a) The Company shall repay the unpaid principal amount of each Advance made by each Bank in accordance with the terms of the Purchased Notes acquired with the proceeds of such Advance. The purchase of a Purchased Note with the proceeds of any Advance, coupled with the crediting through DTC for the account of the Administrative Agent or its nominee of such Purchased Note, shall, for all purposes, be deemed to constitute repayment of the principal amount of such Advance.

         (b) In the event that Purchased Notes are not, for any reason, purchased with the proceeds of any Advance and credited through DTC for the account of the Administrative Agent or its nominee, such Advance shall become immediately due and payable by the Company hereunder, together with interest thereon, as hereinafter provided.

         (c) If and to the extent that the aggregate principal amount of Advances owed to the Banks on any date shall exceed the aggregate amount of the Commitments on such date, the Company shall prepay on such date, either directly or by effecting purchases of Purchased Notes, an amount at least equal to such excess.

         SECTION 3.04. INTEREST. The Company shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following interest rates per annum:

         (a) BASE RATE ADVANCES. If such Advance is a Base Rate Advance (including, without limitation, a Base Rate Advance Converted from a Eurodollar Rate Advance), a rate per annum equal at all times to the Base Rate in effect from time to time. Such interest shall be payable by the Company on the last day of each March, June, September and December (or on such other dates as the Company and the Banks may agree from time to time), commencing on the first such date to occur following the date hereof as the case may be, and shall be payable on the Termination Date, any date of Conversion of such Base Rate Advance into a Eurodollar Rate Advance and, as provided in subsection (d), below, on any other date on which the Purchased Notes purchased with such Advance shall be remarketed by a Remarketing Agent.

         (b) EURODOLLAR RATE ADVANCES. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Eurodollar Rate Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period (and, in the case of any Interest Period of six months, on the last day of the third month of such Interest Period).

         (c) OVERDUE PRINCIPAL PAYMENTS. Notwithstanding the foregoing, any amount of principal of any Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (i) 2.0% per annum above the Base Rate in effect from time to time and (ii) 2.0% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due; provided, however, that at no time shall the interest rate per annum applicable to the Advances exceed the Maximum Rate. The Company promptly shall repurchase Purchased Notes purchased with any Advance pursuant to Section 2.05(a) if the interest rate applicable to such Advance would exceed the Maximum Rate but for the prohibition contained in the preceding sentence.

         (d) INTEREST PAYMENTS ON PURCHASED NOTES. This Agreement constitutes the entire agreement of the Company and the Banks with respect to the interest rates and interest payment terms applicable to any Purchased Notes. All payments of interest by the Company with respect to and in accordance with the terms of any Purchased Note and this Agreement shall, for all purposes, satisfy the obligations of the Company to pay such interest on the unpaid principal amount of the Advance which was utilized by the applicable Remarketing Agent to purchase such Purchased Note. The Company shall pay all accrued and unpaid interest on the unpaid principal amount of each Purchased Note prior to any remarketing thereof by a Remarketing Agent.

         SECTION 3.05. CONVERSION OF ADVANCES. (a) Subject to subsections (c) and (d), below, the Company may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 3.08,
3.12 and 4.02, Convert all Advances of one Type resulting from the same Borrowing into Advances of another Type or, in the case of Eurodollar Rate Advances, select a new or renew the same Interest Period for such Eurodollar Rate Advances; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for such Eurodollar Rate Advances.

         (b) If the Company shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01 and subsection (a) above, the Administrative Agent will forthwith so notify the Company and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (c) Any Eurodollar Rate Advance outstanding on the Required Conversion Date for such Eurodollar Rate Advance shall be Converted to a Base Rate Advance on such day; provided, however, that if such Conversion would result in a reduction of the interest rate per annum payable by the Company with respect to such Advance, the Company and the Banks shall negotiate a substitute interest rate to apply to such Eurodollar Rate Advance following such Conversion to a Base Rate Advance to their mutual satisfaction (which substitute interest rate shall be an all-in rate not lower than the rate applicable to such Eurodollar Rate Advance immediately prior to such substitution).

         (d) No Base Rate Advance shall be Converted to a Eurodollar Rate Advance following the Required Conversion Date with respect thereto.

         SECTION 3.06. INCREASED COSTS; CAPITAL ADEQUACY. (a) In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof, in each case by any court, central bank or administrative or governmental authority charged with the administration thereof shall:

                 (i) subject any Bank to any tax of any kind with respect to this Agreement or its Advances or the transactions contemplated hereby or shall change the basis of taxation of such Bank (other than a change in the rate of tax on the overall net income of such Bank); or

                  (ii) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement (other than, in the case of Eurodollar Rate Advances, any change by way of imposition or increase of reserve requirements, included in the LIBOR Reserve Percentage); or

              (iii)    impose on such Bank any other condition;

and as a result of any of the foregoing, in the sole opinion of such Bank, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Company shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) In the event that the application of any existing law, rule, regulation or the interpretation thereof by any court, central bank or governmental authority or any adoption of or change in any applicable law, rule or regulation or the interpretation thereof by any court or governmental authority or the compliance by any Bank with any request, guideline, order or directive of any court, central bank or governmental authority, in each case whether or not having the force of law, or the introduction of any such new laws, rules or regulations (including, without limitation, the issuance of any final rule, regulation or guideline) shall impose, modify or deem applicable capital adequacy or similar requirements respecting assets (funded or contingent), of, or credit extended by or commitments to extend credit by, any Bank, or otherwise deem applicable to the obligations of any Bank under this Agreement, capital adequacy or similar requirements, and the net result of any of the foregoing is to reduce the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank would have received but for the imposition of such requirement (taking into consideration such Bank's capital adequacy policies), then the Company shall from time to time upon the demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts to compensate such Bank for such reduced rate of return. A certificate as to the calculation of such additional amounts submitted by such Bank to the Company and the Administrative Agent shall be conclusive and binding for all purposes absent manifest error.

         SECTION 3.07. ADDITIONAL INTEREST ON EURODOLLAR RATE ADVANCES. The Company shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the difference obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Advance, from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Bank for such Interest Period or such term, as the case may be, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Company through the Administrative Agent.

         SECTION 3.08. INTEREST RATE DETERMINATION. The Administrative Agent shall determine the Eurodollar Rate from time to time in accordance with the provisions of this Agreement. If, for any reason, the Administrative Agent in its sole discretion determines that it is unable to so determine the Eurodollar Rate, the right of the Company to select Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

         SECTION 3.09. PAYMENTS AND COMPUTATIONS. (a) The Company shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 9.02 in same day funds. Upon receipt of any payments of principal, interest, commitment fees or other amounts payable hereunder or under the Purchased Notes, the Administrative Agent will promptly cause to be distributed like funds relating to such payments ratably (other than amounts payable pursuant to Section 3.06) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank, for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

         (b) All computations of interest based on the Base Rate, and all computations of commitment fees, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder or under the Purchased Notes that the Company will not make such payment in full, the Administrative Agent may assume that the

Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

         SECTION 3.10. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it or the Purchased Notes held for its benefit (other than pursuant to Section 3.06 or 3.07) in excess of its ratable share of payments on account of the Advances or the Purchased Notes obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them and the Purchased Notes held for their benefit as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

         SECTION 3.11. FUNDING INDEMNITY. The Company agrees to indemnify and hold harmless the Administrative Agent and the Banks from any loss or expense which they or any of them may sustain or incur as a result of:

                 (a) the repayment or prepayment of any Eurodollar Rate Advance in whole or in part other than on the last day of the Interest Period applicable thereto; or

                 (b) the failure of the Company to pay the principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or otherwise); or

                 (c) the failure of the Company to Convert any Base Rate Advance on the date specified for such Conversion in a notice delivered to the Administrative Agent by the Company pursuant to
         Section 3.05(a);

including but not limited to any such loss or expense arising from interest, fees or other amounts payable by the Administrative Agent or any of the Banks to lenders of funds obtained by them in order to make and maintain the Advances hereunder.

         SECTION 3.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) all Eurodollar Rate Advances shall be Converted into Base Rate Advances and (ii) the obligation of the Banks to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

                                   ARTICLE IV

                             CONDITIONS OF LENDING

         SECTION 4.01. CONDITION PRECEDENT TO INITIAL ADVANCES. The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Administrative Agent shall have received, on or before the date hereof, the following, each dated such date (except as otherwise provided herein), in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Bank:

         (a) Counterparts of this Agreement, duly executed and delivered by the Company, the Administrative Agent, the Banks listed on the signature pages hereto and each Remarketing Agent.

         (b) Certified copies of the resolutions of the Board of Directors of the Company approving the Related Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Related Documents and the transactions contemplated thereby.

         (c) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign each Related Document and the other documents to be delivered hereunder.

         (d) Copies of the Certificate of Incorporation and by-laws of the Company, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Company.

         (e) An executed copy (or a duplicate copy thereof certified by the Company in a manner satisfactory to the Administrative Agent to be a true and correct copy) of the Remarketing Agreement, duly executed by the Company and each Remarketing Agent.

         (f) An executed copy (or a duplicate copy thereof certified by the Company in a manner satisfactory to the Administrative Agent to be a true and correct copy) of the Note Indenture (including the Third Supplemental Indenture thereto), duly executed by the Company and the trustee thereunder.

         (g) An executed copy (or a duplicate copy thereof certified by the Company in a manner satisfactory to the Administrative Agent to be a true and correct copy) of the Mortgage (including the Supplemental Indenture dated as of August 15, 1994 thereto), duly executed by the Company and the trustee thereunder.

         (h) A certified copy of the order of the Michigan Public Service Commission (the "MPSC ORDER") authorizing the issuance and sale of the Notes and the issuance and sale of the general and refunding mortgage bond under the Mortgage as security for the obligations of the Company under the Indenture.

         (i) A favorable opinion of the Company's General Counsel, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

         (j) Copies of the Prospectus used in connection with the offering and remarketing of the Notes as in effect on such date, including any amendments or supplements thereto.

         (k) Such other approvals, opinions and documents as the Majority Banks, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any Related Document or the financial condition, properties, operations or prospects of the Company.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH BORROWING AND CONVERSION. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Bank to make each Conversion on the occasion thereof, shall be subject to the further conditions precedent that on the date of such Borrowing or Conversion:

         (a) the following statements shall be true (and each of the giving of the applicable Notice of Failed Remarketing and Borrowing Request and the making of such Advance, or the making of such Conversion, without prior correction by the Company, shall constitute a representation and warranty by the Company that, on the date of such Borrowing or Conversion, such statements are true):

                 (i)      The representations and warranties contained in
         Section 5.01 of this Agreement (excluding subsections (e) and (h) thereof) are correct on and as of the date of such Borrowing or Conversion, as the case may be, before and after giving effect to such

         Borrowing and the application of the proceeds therefrom, or to such Conversion, as the case may be, as though made on and as of such date, and

                 (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, or from such Conversion, as the case may be, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

         (b) the Administrative Agent shall have received a Notice of Failed Remarketing and Borrowing Request, signed by a duly authorized officer of the applicable Remarketing Agent, dated the date of such Borrowing, or the appropriate notice of Conversion delivered by the Company pursuant to Section 3.05(a), with respect to such Conversion; and

         (c) the Administrative Agent shall have received such other approvals, opinions or documents relating to the satisfaction of foregoing conditions as any Bank through the Administrative Agent may reasonably request.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

         (a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan. There is no other jurisdiction where the conduct of its business or the ownership of its Property requires the Company to qualify to do business. The Company has all requisite power and authority to conduct its business, to own its Properties, and to execute and deliver and perform all of its obligations under this Agreement and each of the other Related Documents to which it is a party.

         (b) The execution, delivery and performance by the Company of this Agreement and the other Related Documents to which it is a party have been duly authorized by all necessary corporate action, and do not, and will not, contravene (i) any provision of the charter or by- laws of the Company, (ii) law, or (iii) any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any Lien (except pursuant to, or as contemplated by, this Agreement, the Note Indenture or the Mortgage) upon or with respect to any of its Properties.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Agreement or any other Related Document to which the Company is a party, except the MPSC Order, which has been duly obtained and is in full force and effect, and such other authorizations, approvals, actions and notices as have been duly obtained or made and are in full force and effect.

         (d) This Agreement is, and each of the other Related Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         (e) Except and to the extent specifically described in written reports, copies of which have been furnished to the Banks, there is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company that would, if adversely determined, have a material adverse effect on the financial condition or operations of the Company or the ability of the Company to perform its obligations hereunder or under any of the other Related Documents to which it is, or is to be, a party, or that purports to affect the legality, validity or enforceability of this Agreement or any other Related Document.

         (f) The information provided by the Company about itself and under the heading "The Company" in the Prospectus (the "COMPANY INFORMATION") was accurate on and as of the date of the Prospectus in all material respects for the purposes for which its use was authorized. The Company Information in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made and as of the date of the Prospectus, not misleading.

         (g) The Company has filed all income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessments received by it.
The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are adequate in accordance with generally accepted accounting principles.

         (h) The balance sheet of the Company as of December 31, 1996, and the related statements of income and cash flows of the Company for the Fiscal Year then ended, and the balance sheet of the Company as of June 30, 1997, and the related statements of income and cash flows of the Company for the three months then ended, copies of which have been furnished to the Administrative Agent for each Bank, fairly represent, subject, in the case of said balance sheet as at June 30, 1997, and of said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the financial condition of the Company as of such dates and the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in such condition or operations since December 31, 1996, except such as may have occurred in the ordinary course of business. The Company has no material liability, contingent or otherwise, including material liabilities for taxes, for which it has not provided adequate reserves in accordance with generally accepted accounting principles.

         (i) The Company has good and marketable title to all of its Property reflected on the balance sheet of the Company as of December 31, 1996, as being owned by the Company, except for (A) such Property as has been disposed of in the ordinary course of business, (B) pollution control facilities being purchased by the Company under installment sales contracts and the undivided ownership interest of the Michigan Public Power Agency in a portion of the Belle River Power Plant, and (C) minor exceptions and minor defects, irregularities and deficiencies that do not materially impair the use of such Property for the purpose for which it is held by the Company.

         (j) The Company is not in default under (and no event has occurred that with the lapse of time or notice or action by a third party could result in a default under) any instrument evidencing any Debt or under any agreement relating thereto, or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which the Company is a party or by which the Company or any of its Property is subject to or bound.

         (k) The Company is not in violation of any Legal Requirements to which the Company is subject, nor has the Company failed to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain materially adversely affects the business, prospects, profits, Property or condition (financial or otherwise) of the Company.

         (l) The material Property used or to be used in the continuing operations of the Company is in good repair, working order and condition as is customary for a public utility.

         (m) The Company is not an "investment company", or a company "controlled" by an "investment company" (within the meaning of the Investment Company Act of 1940, as amended). The Company is not a "holding company" but is an "affiliate" of a "holding company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA")), which holding company is exempt from the provisions of PUHCA, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(2) thereof.

         (n) No Plan Termination Event has occurred with respect to any Plan or Multiple Employer Plan. Each Plan established or maintained by the Company and its ERISA Affiliates is in compliance with all applicable provisions of ERISA, and the Company and all of its ERISA Affiliates have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Company has no knowledge of any event that could result in a liability of the Company or its ERISA Affiliates to the PBGC, whether under a Plan, a Multiemployer Plan, or otherwise. The Company and all of its ERISA Affiliates have met all requirements with respect to funding the Plans imposed by ERISA or the Code. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the Property of the Company or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act, as amended, exists or will exist upon the execution and delivery of this Agreement or any Related Document.

         (o) The Company carries insurance with reputable insurers or self insurance, as is customary, in respect of its Property.

         (p) In addition to the representations and warranties contained in this Article V, all statements contained in any other Related Document or in any agreement, document, instrument or certificate delivered by or on behalf of the Company in connection with the transactions contemplated hereby and thereby shall constitute representations and warranties made by the Company hereunder. All representations and warranties made by or on behalf of the Company herein shall survive the delivery of this Agreement, and any investigation at any time made by or on behalf of the Administrative Agent or any Bank shall not diminish its rights to rely thereon.

         (q) No part of the proceeds of the Advances or the Notes will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Debt that was incurred for the purposes of purchasing or carrying, any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (r) The Company is in substantial compliance with all Environmental Laws and no material Environmental Event has occurred.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         SECTION 6.01. AFFIRMATIVE COVENANTS. So long as the Banks shall have any Commitment under this Agreement, or the Company shall have an obligation to pay any amount to any Bank hereunder or under any Purchased Note, the Company will, unless the Majority Banks shall otherwise consent in writing:

         (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence and all rights, privileges and franchises necessary and desirable in the normal conduct of its business and in the performance of its obligations under the Related Documents and not dissolve or otherwise discontinue its existence or operations.

         (b) COMPLIANCE WITH LAWS, ETC. Comply with all Legal Requirements applicable to the Company and its Property.

         (c) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its Property and (ii) all lawful claims that, if unpaid, might by law become a lien upon the Company's Property; provided, however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, governmental charge, or claim to the extent that the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings, so long as no tax sale can occur during such proceedings and the Company shall have established and shall maintain adequate reserves on its books for the payment of such amounts.

         (d) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable notice, permit the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the Properties of, the Company and to discuss the affairs, finances and accounts of the Company with any of its officers.

         (e) KEEPING OF BOOKS. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles consistently applied.

         (f) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its Properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (g) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance carriers, or self-insurance as is customary, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties in the same general areas in which the Company operates.

         (h) PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS. Perform and comply in all material respects with each of the covenants binding on the Company set forth in the Note Indenture and the other Related Documents, as in effect on the date hereof, or as such covenants may hereafter be amended or supplemented in accordance with the terms of this Agreement or such Related Document.

         (i) REPORTING REQUIREMENTS. Furnish to the Administrative Agent, with sufficient copies for each of the Banks, the following:

                 (i) as soon as possible and in any event within five days after the Company knows or has reason to know of the occurrence of an Event of Default or an event that, with the giving of notice or time lapse, or both, would constitute an Event of Default continuing on the date of such statement, an Officer's Certificate of the Company setting forth details of such Event of Default or event and the action that the Company proposes to take with respect thereto;

                 (ii) as soon as possible and in any event within five days after the Company knows or has reason to know of the occurrence of any material adverse change in the financial condition or operations of the Company, an Officer's Certificate of the Company setting forth details of such material adverse change and the action that the Company proposes to take with respect thereto;

                 (iii) to the extent not otherwise to be disclosed by the Company in a report on Form 10-K, Form 10-Q or Form 8-K to be filed with the Securities and Exchange Commission, promptly after the commencement thereof, notice of all actions, suits and proceedings against the Company before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company that may materially adversely affect the financial condition or operations or prospects of the Company;

                 (iv) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Company, financial statements of the Company as of the end of such quarter consisting of a balance sheet and the related statements of income and changes in cash flow of the Company (or consisting of such other financial information as is customary at the time of preparation of such financial statements) for the portion of the Fiscal Year ended at the end of such quarter, setting forth in the case of statements of income and cash flows in comparative form the figures for the corresponding quarter of the previous Fiscal Year, and, in the event such financial statements have not been prepared in accordance with generally accepted accounting principles consistently applied, such financial statements shall be accompanied by a statement of a responsible officer of the Company as to the reasons therefor; and if an Event of Default or event that with notice or lapse of time, or both, would constitute an Event of Default has occurred during such quarter and is continuing, such financial statements shall be accompanied by an Officer's Certificate of the Company containing a statement as to the nature thereof and the action that the Company proposes to take with respect thereto;

                 (v) as soon as available, and in any event within 90 days after the end of each Fiscal Year, a copy of the annual report for such year, including therein balance sheets of the Company as at the end of such Fiscal Year, an income statement, and a cash flow statement (or consisting of such other financial information as is customary at the time of preparation of such financial statements) for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, in each case certified by independent accountants of recognized standing, and if an Event of Default or an event that, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, such annual report shall be accompanied by an Officer's

         Certificate of the Company as to the nature thereof and detailing the actions the Company proposes to take with respect thereto;

                 (vi) to the extent not otherwise to be disclosed by the Company in a report on Form 10-K, Form 10-Q or Form 8-K to be filed with the Securities and Exchange Commission, as soon as possible and in any event within five days after occurrence of any material Environmental Event, an Officer's Certificate of the Company setting forth the details of such material Environmental Event and the action that the Company proposes to take with respect thereto;

                 (vii) to the extent not otherwise to be disclosed by the Company in a report on Form 10-K, Form 10-Q or Form 8-K to be filed with the Securities and Exchange Commission, promptly upon becoming aware thereof, notice of any Plan Termination Event or any event or action that could result in the Company's or an ERISA Affiliate's complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan or a Multiple Employer Plan, together with an Officer's Certificate of the Company describing the event or the action taken and the reasons therefor;

                 (viii) promptly after the sending or filing thereof, copies of all material reports that the Company sends to its securityholders, and copies of all reports on Form 10-K, Form 10-Q or Form 8-K that the Company files with the Securities and Exchange Commission; and

                 (ix) such other information regarding the business, Property or the condition or operations, financial or otherwise, of the Company as the Administrative Agent may from time to time reasonably request.

         (j) MAINTENANCE OF STATUS. Maintain its status as a public utility regulated by the Michigan Public Service Commission and the Federal Energy Regulatory Commission.

         (k) ERISA. Maintain, and cause each of its ERISA Affiliates to maintain, Plan assets that are at least equal in value to Plan benefits guaranteed under Title IV of ERISA, and not permit any "Prohibited Transaction" within the meaning of Section 406 of ERISA to exist.

         (l) FURTHER ASSURANCES. Execute and deliver, or cause to be executed and delivered, to the Administrative Agent from time to time, promptly upon request therefor, any and all other and further instruments, and take all further action, that may be necessary or that any Bank through the Administrative Agent may reasonably request, in order to cure any deficiency in the execution and delivery of, and to give full effect to, this Agreement or any Related Document to which it is a party, or to describe more fully particular aspects of any of the Company's agreements and undertakings provided in this Agreement or so intended to be. In addition, the

Company will use all reasonable efforts to duly fulfill all Legal Requirements from time to time on or prior to such date as the same may become legally required.

         (m) USE OF PROCEEDS. Use the proceeds of all Advances solely for the purchase of Unremarketed Notes pursuant to the terms and conditions of this Agreement and the other Related Documents.

         (n) NOTIFICATION OF AMENDMENTS. Notify the Administrative Agent of any proposed amendment to or modification of any Related Document prior to the effective date of such amendment or modification.

         (o) REMARKETING IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. In the event that the Company at any time shall remarket Purchased Notes purchased from the Banks pursuant to Section 2.06 of this Agreement, such remarketing shall be in full compliance with all applicable Securities Laws.

         SECTION 6.02. NEGATIVE COVENANTS. So long as the Banks shall have any Commitment under this Agreement, or the Company shall have any obligation to pay any amount to any Bank hereunder or under any Purchased Note, the Company will not, without the prior written consent of the Majority Banks:

         (a) AMENDMENT OF NOTE INDENTURE OR LIQUIDITY PROVIDER NOTE. Enter into or consent to any amendment to or modification of the Note Indenture, as in effect on the date hereof, which amendment to or modification of the Note Indenture affects the form of Liquidity Provider Note attached as an exhibit to the Note Indenture or requires the consent of all Beneficial Owners.

         (b) MERGER, CONSOLIDATION OR SALE OF ASSETS. Dissolve, sell or otherwise dispose of all or substantially all of its assets or consolidate with, or merge into, another corporation or permit one or more other corporations to consolidate with or merge into it; provided, however, that the Company may merge into, or consolidate with or transfer or otherwise dispose of substantially all of its assets to any other Person and any Person may merge into, or consolidate with, the Company provided in each case that (i) the Company has given the Administrative Agent prior written notice of its intention to consummate such a transaction setting forth the details thereof,
(ii) immediately after giving effect thereto (A) no event shall occur and be continuing which constitutes an Event of Default or would, with the passage of time or giving of notice, or both, constitute an Event of Default and (B) the entity formed by or resulting from such consolidation shall have a Consolidated Net Worth at least equal to that of the Company prior to any such merger or consolidation and there otherwise shall have been no material adverse change in the consolidated financial position of the Company, (iii) the entity formed by any such consolidation or into which the Company shall be merged, or to which the Company's assets shall be transferred shall assume in a writing satisfactory to the Majority Banks the Company's obligations under this Agreement and the Related Documents to which the Company is a party, and (iv) in all cases the surviving entity or entity formed by such consolidation, or the entity to which assets shall be transferred, shall be a public utility regulated by a state Public Service Commission or the Federal Energy Regulatory Commission.

         (c) ALTERNATE CREDIT FACILITY. Cause a substitute credit facility to be established for the Company without payment in full to the Banks of all obligations hereunder through and including the Termination Date.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" hereunder:

         (a) The Company shall fail to pay any amount payable hereunder or under any of the other Related Documents on the date when due or shall fail to perform or observe any of the covenants and agreements contained in Section 6.01(i)(i) or Section 6.02; or

         (b) Any representation or warranty made or deemed made by the Company (or any of its officers) herein or by the Company (or any of its officers) in connection with this Agreement or any of the other Related Documents shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Company shall fail to perform or observe any other term, covenant or agreement (other than a term, covenant, or agreement whose performance or observance is dealt with specifically elsewhere in this Section 7.01) contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof by the Administrative Agent to the Company; or

         (d) (i) The Company shall fail to pay any Debt in excess of an aggregate amount of $10,000,000 (excluding Debt under this Agreement), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, (ii) the Company shall fail to perform any term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (iii) any such Debt shall be accelerated or declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) The Company shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or any substantial part of its Property and, if instituted against the Company shall remain undismissed for a period of 30 days or an "order for relief" as defined in the United States Bankruptcy Reform Act of 1978, as amended (the "FEDERAL BANKRUPTCY CODE"), shall be rendered prior to the expiration of that 30-day period; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial part of the Property of the Company and shall not be released, vacated or fully bonded within ten Business Days after its issue or levy, or the Company shall take any action to authorize any of the actions set forth above in this subsection (e); or

         (f) One or more judgments, decrees or orders for the payment of money the enforcement of which, in the aggregate, would have a material adverse effect on the financial condition, results of operations, operations, Property or prospects of the Company, shall be rendered against the Company, and either
(i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, decree or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any Plan Termination Event with respect to a Plan that the Administrative Agent determines in good faith might constitute grounds for the termination of any Plan or for the appointment of a trustee to administer any Plan shall have occurred, and, 10 days after notice thereof shall have been given by the Administrative Agent to the Company, (i) such Plan Termination Event (if correctable) shall not have been corrected, and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount which the Administrative Agent determines in good faith could have a material adverse effect on the financial condition or operations of the Company; or

         (h) The Company or any ERISA Affiliate shall receive a notice of liability or demand for payment with respect to a Multiemployer Plan or a Multiple Employer Plan that the Administrative Agent determines in good faith could have a material adverse effect on the financial condition or operations of such Person; or

         (i) An Environmental Event shall have occurred that materially adversely affects the financial condition, business or operations of the Company; or

         (j) Any provision of this Agreement shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by any Governmental Authority seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any or further liability or obligation under this Agreement; or

         (k) Any "Event of Default", however defined, under the Note Indenture or any other Related Document shall have occurred and be continuing; or

         (l) Any other Related Document shall for any reason cease to be in full force and effect; or

         (m) The security interest in and lien created under the Note Indenture on the general and refunding mortgage bond issued as security for the Notes under the Mortgage shall cease to be a valid and perfected first priority security interest and lien and such cessation shall be deemed to be material by the Administrative Agent.

         SECTION 7.02. UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing beyond any applicable grace period, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, or (ii) if any Purchased Notes are at the time outstanding, shall at the request, or may with the consent, of the Majority Banks, give notice to the Company that all outstanding Purchased Notes are subject to immediate repurchase by the Company pursuant to this Agreement, at a price equal to the sum of the unpaid principal amount thereof plus all interest accrued and unpaid thereon, whereupon the Company shall have an obligation, which obligation shall be immediately due and owing, absolutely and unconditionally, to effect such repurchase by paying such price to the Administrative Agent, along with all other amounts due and payable under this Agreement, in immediately available funds, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and (iii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the outstanding principal amount of all other amounts owing or to become owing under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated, (B) the Company shall have an immediate obligation to purchase all outstanding Purchased Notes at a price equal to the unpaid principal amount thereof plus all interest accrued and unpaid thereon and (C) all amounts owing or to become owing hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         SECTION 8.01. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and all holders of Purchased Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

         SECTION 8.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03. THE CHASE MANHATTAN BANK AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Purchased Notes held for its benefit, The Chase Manhattan Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the terms Bank and Banks shall, unless otherwise expressly indicated, include The Chase Manhattan Bank in its individual capacity. The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its subsidiaries and any Person who may do business with or own securities of the Company, or any such subsidiary, all as if The Chase Manhattan Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

         SECTION 8.04. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05. INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

         SECTION 8.06. SUCCESSOR AGENT. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.

         (b) So long as no Event of Default, or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, the Company may at any time remove the Administrative Agent with or without cause; provided that prior to such removal a Bank acceptable to the Majority Banks shall have agreed to accept the Company's appointment as successor Administrative Agent hereunder.

         (c) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive or modify any of the conditions specified in Article IV, (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations,
(iii) reduce the principal of, or interest on, the Advances, the Purchased Notes or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Advances, the Purchased Notes or any fees or other amounts payable hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, the Purchased Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (vi) amend this Section 9.01 or (vii) release any collateral securing the Purchased Notes or change any provision of the Note Indenture providing for the release of any collateral securing the obligations of the Company thereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or with respect to any Purchased Note.

         (b) No amendment or waiver of any provision of this Agreement affecting the rights or duties of any Remarketing Agent, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by such Remarketing

Agent. Except as provided in the preceding sentence, the consent of any Remarketing Agent shall not be required for the amendment or waiver of, or consent to departure from, any provision of this Agreement.

         SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Company, at its address at 2000 Second Avenue, 853 W.C.B., Detroit, Michigan 48226, Attention: Assistant Treasurer-Banking; if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; and if to the Administrative Agent, at its address at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Mr. Vincent Siino (Telecopy No.: 212-552-5777) (Telephone No.: 212-552-7423), with a copy to Chase Securities Inc., at its address at 10 South LaSalle, 23rd Floor, Chicago, Illinois 60603, Attention: Mr. David McSweeney (Telecopy No.:
312- 201-8324); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

         SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. COSTS, EXPENSES, TAXES AND INDEMNIFICATION. (a) The Company agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Related Documents and the other documents to be delivered under the Related Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Related Documents. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of each Bank, including the allocated costs of staff counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Related Documents and the other documents to be delivered under the Related Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of the Related Documents and the other documents to be delivered under the Related Documents, and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         (b) The Company hereby agrees to indemnify and hold the Administrative Agent and the Banks and their respective officers, directors, employees, professional advisors and affiliates (each, an "INDEMNIFIED PERSON") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

                 (i) by reason of or in connection with the execution, delivery or performance of any of the Related Documents or any transaction contemplated thereby, or the use by the Company or any Remarketing Agent of the proceeds of any Advance; or

                 (ii) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in any registration statement relating to the Notes or in the Prospectus relating to the Notes or any amendment or supplement thereto, except to the extent contained in or arising from information in the Prospectus relating to the Notes supplied in writing by and describing the Administrative Agent or the Banks.

         (c) The Company's obligations under this Section 9.04 shall survive the repayment of all amounts owing to the Administrative Agent and the Banks under the Related Documents and the termination of the Commitments. If and to the extent that the obligations of the Company under this Section 9.04 are unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of any request or the granting of any consent specified by Section 7.02 to authorize the Administrative Agent to demand a repurchase of Purchased Notes or to declare Advances due and payable pursuant to the provisions of Section 7.02, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under any Related Document, whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

         SECTION 9.06. BINDING EFFECT; ASSIGNMENTS; PARTICIPATIONS (a) This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent, the Banks and the Remarketing Agents, and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent, each Remarketing Agent and each Bank and their respective successors and assigns, except that: (i) the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks, and (ii) the Banks shall not have the right to assign or transfer any portion of their respective Commitments (except for assignments or pledges to a Federal Reserve Bank) (A) without the prior written consent of the Company (unless an Event of Default shall have occurred and be continuing, in which event no such consent shall be required) and the Administrative Agent, which consents shall not be unreasonably withheld, (B) to any assignee Bank that is not an Eligible Bank and (C) unless the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance substantially in the form of Exhibit B, and a processing and recordation fee of $3,500 payable by the assigning Bank and/or the assignee Bank (such processing and recordation fee not to be payable by the Company under any circumstances).

         (b) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and its beneficial interest in any Purchased Notes); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent, the Remarketing Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

         SECTION 9.07. ELIGIBLE BANK STATUS. Each Bank confirms that it satisfies the requirements of an Eligible Bank on the date of this Agreement. If at any time any Bank shall cease to satisfy the requirements of an Eligible Bank, such Bank shall assign its Commitments to an Eligible Bank as promptly as is practicable in compliance with terms and provisions of Section 9.06; provided, however, that so long as any Bank satisfies the requirements set forth in clause (i) of the definition of Eligible Bank and is in the process of promptly (and in no event later than 10 Business Days following the date on which such Bank ceased to satisfy the requirements of an Eligible Bank) restoring its compliance with the other requirements for Eligible Bank status, such Bank shall not be required to effect the assignment of its Commitments otherwise required by this sentence.

         SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                THE DETROIT EDISON COMPANY


                                By  /s/ C.C. Arvani
                                  ---------------------------------
                                   Name:  C.C. Arvani
                                   Title:  Assistant Treasurer

                                THE CHASE MANHATTAN BANK,
                                as Administrative Agent and as Bank


                                By /s/ Lawrence Palumbo, Jr.
                                  ---------------------------------
                                   Name:  Lawrence Palumbo, Jr.
                                   Title:  Vice President

                                  CITICORP SECURITIES, INC.,
                                  as Remarketing Agent


                                  By /s/ Kerry Kearney
                                  ---------------------------------
                                   Name: Kerry Kearney
                                   Title: Managing Director

                                  LEHMAN BROTHERS INC.,
                                  as Remarketing Agent


                                  By /s/ Roger H. Goodspeed
                                  ---------------------------------
                                   Name: Roger H. Goodspeed
                                   Title: Managing Director

                                    THE BANK OF NEW YORK


                                    By  /s/ John N. Watt
                                      ----------------------------------
                                       Name: John N. Watt
                                       Title: Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By  /s/ F.C.H. Ashby
                                          ---------------------------------
                                           Name:   F.C.H. Ashby
                                           Title: Senior Manager Loan Operations

                                        BAYERISCHE LANDESBANK GIROZENTRALE
                                         NEW YORK BRANCH


                                        By /s/ Peter Obermann
                                          -----------------------------
                                           Name: Peter Obermann
                                           Title: Senior Vice President



                                        By /s/ Sean O'Sullivan
                                          -----------------------------
                                           Name: Sean O'Sullivan
                                           Title: Second Vice President

                                       CIBC INC.


                                       By /s/ John P. Burke
                                         -----------------------------
                                          Name: John P. Burke
                                          Title: Director, CIBC Wood Gundy
                                                 Securities Corp., as Agent

                                          THE DAI-ICHI KANGYO BANK, LTD.
                                           CHICAGO BRANCH


                                          By /s/ Seilchiro Ino
                                            ------------------------------
                                             Name: Seilchiro Ino
                                             Title: Vice President

                                       THE FUJI BANK, LIMITED


                                       By /s/ Peter L. Chinnici
                                         -----------------------------------
                                          Name: Peter L. Chinnici
                                          Title: Joint General Manager

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                      By /s/ Masashi Sakai
                                        ----------------------------------
                                         Name: Masashi Sakai
                                         Title: Joint General Manager

                                        MELLON BANK, N.A.


                                        By /s/ Richard A. Matthews
                                          --------------------------------
                                          Name: Richard A. Matthews
                                          Title: Vice President

                                       MICHIGAN NATIONAL BANK


                                       By /s/ James L. Tesen
                                         ---------------------------------
                                         Name: James L. Tesen
                                         Title: Vice President and
                                                Relationship Manager

                                      SOCIETE GENERALE, CHICAGO BRANCH


                                      By /s/ Eric E.O. Siebert, Jr.
                                        ----------------------------------
                                        Name: Eric E.O. Siebert, Jr.
                                        Title: Corporate Banking
                                               Manager - Midwest

                                       THE SUMITOMO BANK LIMITED


                                        By /s/ John H. Kemper
                                          ------------------------------------
                                          Name: John H. Kemper
                                          Title: Senior Vice President

                                   SCHEDULE I

                           THE DETROIT EDISON COMPANY

                             STANDBY NOTE PURCHASE
                                CREDIT FACILITY

                                      Domestic                    Eurodollar
        Name of Bank                Lending Office              Lending Office             Commitment
        ------------                --------------              --------------             ----------
 The Chase Manhattan Bank    One Chase Manhattan Plaza     [See Domestic Lending           $9,250,000
                             8th Floor                     Office]
                             New York, NY 10081
                             Attn:  Mr. Thomas Casey
                             Telephone:  212-552-7518
                             Facsimile:  212-552-6276
 The Bank of New York        One Wall Street               [See Domestic Lending           $8,250,000
                             New York, NY  10286           Office]
                             Attn:  Mr. Timothy Lynch
                             Telephone:  212/635-7863
                             Facsimile:   212/635-7923

 The Bank of Nova Scotia     600 Peachtree Street, N.E.    [See Domestic Lending           $8,250,000
                             Suite 2700                    Office]
                             Atlanta, GA 30308
                             Attn: Ms. Vicky Gibson
                             Telephone: 404/877-1500
                             Facsimile:   404/888-8998


 Bayerische Landesbank       560 Lexington Avenue          [See Domestic Lending           $8,250,000
 Girozentrale, New York      17th Floor                    Office]
 Branch                      New York, NY  10022
                             Attn:  Mr. Sean O'Sullivan
                             Telephone:  212/310-9913
                             Facsimile:   212/310-9868

 CIBC Inc.                   425 Lexington Avenue          [See Domestic Lending           $8,250,000
                             5th Floor                     Office]
                             New York, NY 10017
                             Attn:  Mr. John Burke
                             Telephone:  212/856-3919
                             Facsimile:   212/856-3991

 The Dai-Ichi Kangyo         10 South Wacker Drive         [See Domestic Lending           $8,250,000
 Bank, Ltd. Chicago          26th Floor                    Office]
 Branch                      Chicago, IL  60606
                             Attn:  Mr. Richard Howard
                             Telephone:  312/715-6369
                             Facsimile:   312/876-2011

 The Fuji Bank, Limited      225 West Wacker Drive         [See Domestic Lending           $8,250,000
                              Suite 2000                   Office]
                             Chicago, IL 60606-1230
                             Attn:  Mr. Phil Langheim
                             Telephone: 312/621-0518
                             Facsimile:   312/621-0539

 The Industrial Bank of      227 West Monroe Street        [See Domestic Lending           $8,250,000
 Japan, Limited               Suite 2600                   Office]
                             Chicago, IL  60606
                             Attn:  Mr. Bruce Davis
                             Telephone:  312/855-8484
                             Facsimile:   312/855-8200


 Mellon Bank, N.A.           3 Mellon Bank Center          [See Domestic Lending           $8,250,000
                             Room 2302                     Office]
                             Pittsburgh, PA 15259-0003
                             Attn: Ms. Cathy Capp
                             Telephone:  412/234-1870
                             Facsimile:   412/236-2027

 Michigan National Bank      24101 Novi Road               [See Domestic Lending           $8,250,000
                             Suite 101                     Office]
                             Novi, MI 48375
                             Attn: Mr. James Tesen
                             Telephone:  248/449-8923
                             Facsimile:   248/449-8927


 Societe Generale,           181 West Madison Street       [See Domestic Lending           $8,250,000
 Chicago Branch              Suite 3400                    Office]
                             Chicago, IL 60602
                             Attn: Mr. Boyd Harman
                             Telephone: 312/578-5057
                             Facsimile:  312/587-5099
 The Sumitomo Bank           233 South Wacker Drive,       [See Domestic Lending           $8,250,000
 Limited                     Suite 4800                    Office]
                             Chicago, IL  60606-6448
                             Attn: Mr. Vic Pierzchalski
                               and Mr. James Beckett
                             Telephone:  312/876-6403
                             and
                                         312/876-7794
                             Facsimile:  312/876-6436


                                   EXHIBIT A

                          NOTICE OF FAILED REMARKETING
                             AND BORROWING REQUEST



The Chase Manhattan Bank,
as Administrative Agent
for the Banks parties
to the Standby Note Purchase
Credit Facility referred to below
One Chase Manhattan Plaza
8th Floor
New York, New York 10081
Attention: Mr. Thomas Casey

                                                                          [Date]




Gentlemen:

         The undersigned, [Citicorp Securities, Inc.] [Lehman Brothers Inc.] (the "REMARKETING AGENT"), refers to the Standby Note Purchase Credit Facility, dated as of September __, 1997 (the "AGREEMENT", the terms defined therein being used herein as therein defined), among The Detroit Edison Company (the "COMPANY"), certain Banks parties thereto, The Chase Manhattan Bank, as Administrative Agent for said Banks, the Remarketing Agent and [Citicorp Securities, Inc.] [Lehman Brothers Inc.]. Pursuant to Section 2.03 of the Agreement, the Company has authorized the Remarketing Agent to notify you in the event of any Failed Remarketing and to request a Borrowing in connection therewith. The Remarketing Agent hereby represents and warrants that (i) it is a Remarketing Agent under the Remarketing Agreement on and as of the date hereof, (ii) the Remarketing Agreement is in full force and effect on the date hereof, (iii) a Failed Remarketing has occurred on the date hereof with respect to $________ in outstanding principal amount of Unremarketed Notes tendered to the Remarketing Agent and (iv) the Remarketing Agent has received adequate funds to pay all accrued and unpaid interest, if any, with respect to such Unremarketed Notes, or has informed the Company of the Company's obligation to pay such accrued and unpaid interest on the date hereof. The Remarketing Agent hereby gives you notice, irrevocably, pursuant to Section 3.01 of the Agreement, that it requests a Borrowing under the Agreement in connection with the Failed Remarketing described herein, and in that connection sets forth below the information relating to such Borrowing as required by Section 3.01(a) of the Agreement.

         (A)     The Business Day of the requested Borrowing is ___________,
19__; and

         (B)     The aggregate amount of the requested Borrowing is $________.

                                        Very truly yours,

                                        [CITICORP SECURITIES, INC.]
                                        [LEHMAN BROTHERS INC.]



                                        By _________________________________
                                           Name:
                                           Title:

                                   EXHIBIT B

                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Standby Note Purchase Credit Facility dated as of September 12, 1997 (the "AGREEMENT") among The Detroit Edison Company, a Michigan corporation (the "COMPANY"), the Banks (as defined in the Agreement), The Chase Manhattan Bank, as Administrative Agent for the Banks (the "ADMINISTRATIVE AGENT") and the Remarketing Agents named therein as parties thereto. Terms defined in the Agreement are used herein with the same meaning.

         _______________________ (the "ASSIGNOR") and _____________________
(the "ASSIGNEE") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "EFFECTIVE DATE"), an interest (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Agreement with respect to those credit facilities contained in the Agreement as are set forth on Schedule 1 (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount and percentage for each Assigned Facility as set forth on Schedule 1.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Related Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Related Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its subsidiaries or any other obligation or the performance or observance by the Company, any of its subsidiaries or any other obligor of any of their respective obligations under the Agreement or any other Related Document or any other instrument or document furnished pursuant hereto or thereto.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 5.01(h) thereof, the financial statements delivered pursuant to Section 6.01(i) thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the other Related Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) confirms that it is an Eligible Bank; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank; and (vii) specifies as its Domestic Lending Office and its Eurodollar Lending Office the respective offices set forth beneath its name on the signature pages hereof.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 9.06 of the Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.


                                        [NAME OF ASSIGNOR]


                                        By:_________________________________
                                            Name:
                                            Title:

                                        [NAME OF ASSIGNEE]


                                        By:_________________________________
                                            Name:
                                            Title:


                                        Domestic Lending Office:
                                        [Address]

                                        Eurodollar Lending Office:
                                        [Address]

Accepted this ____ day
of ____________, 19__

THE CHASE MANHATTAN BANK, as
     Administrative Agent


By:______________________________
    Name:
    Title:

[Consented to this _____ day
of __________, 19___

THE DETROIT EDISON COMPANY


By:______________________________]1
    Name:
    Title:




---------------------

     1   To be included if required under Section 9.06(a) of the Facility
Agreement.

                                 Schedule 1 to
                           Assignment and Acceptance
                relating to the Standby Note Purchase Facility,
                        dated as of September 12, 1997,
           among The Detroit Edison Company, the banks party thereto,
                           The Chase Manhattan Bank,
                     as Administrative Agent for the Banks
                 (in such capacity, the "ADMINISTRATIVE AGENT")
                    and the Remarketing Agents party thereto


Name of Assignor:         _________________________________

Name of Assignee:         _________________________________

Effective Date of Assignment:     _____________________



            Facility                      Principal                      Percentage
            --------                   Amount Assigned                    Assigned
                                       ---------------                    --------